Exhibit 99.1

Purchase and Sale Agreement

North Shore Energy, LLC

Attn: Steve Swanson, President

370 17th St., Ste. 5625

Denver, Colorado 80202

Dear Sir:

Yorktown Energy Partners IV, L.P. (the “Seller”) desires to sell all of its shares of common stock, $0.0001 par value per share (the “Common Stock”) of GeoMet, Inc. (the “Company”), consisting of a total of 12,437,072 shares of Common Stock (the “GMET Shares”), to North Shore Energy, LLC (the “Purchaser”). The purpose of this letter agreement (this “Agreement”) is to establish the terms and conditions pursuant to which the Seller agrees to sell, and Purchaser agrees to purchase, the GMET Shares held by the Seller.

1. Purchase and Sale. The Seller hereby agrees to sell, assign and transfer to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the GMET Shares at an aggregate purchase price of $175,000.00 (the “Purchase Price”). THE SELLER SHALL ACCEPT THE PURCHASE PRICE IN FULL CONSIDERATION FOR THE SALE OF THE GMET SHARES AND THE PURCHASER SHALL ACCEPT THE GMET SHARES IN FULL CONSIDERATION FOR THE PURCHASE PRICE. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE SELLER EXPRESSLY RELEASES THE PURCHASER, AND THE PURCHASER EXPRESSLY RELEASES THE SELLER, INCLUDING EACH PARTY’S RESPECTIVE PRINCIPALS, PAST AND PRESENT OFFICERS, DIRECTORS AND EMPLOYEES, CONSULTANTS, AGENTS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AS APPLICABLE, FROM AND AGAINST ANY AND ALL CLAIMS, AT LAW OR IN EQUITY, KNOWN OR UNKNOWN, FUTURE, FIXED, OR CONTINGENT, RELATING TO THE COMPANY, ITS BUSINESS, OPERATIONS AND ASSETS, INCLUDING, BUT NOT LIMITED TO, FRAUD, FRAUDULENT INDUCEMENT AND BREACH OF FIDUCIARY DUTY, RELATED TO THE COMPANY, THE VALUE OR FUTURE PROSPECTS OF THE COMPANY BEING LESSER OR GREATER THAN THE CURRENT VALUE, FUTURE PROSPECTS, OR CONSIDERATION THAT THE SELLER OR PURCHASER ARE RECEIVING. THE SELLER AND PURCHASER ACKNOWLEDGE AND AGREE THAT THE CONSIDERATION IS FAIR AND REASONABLE FOR PURPOSES OF THE TRANSACTION CONTEMPLATED IN THIS AGREEMENT, AND THAT CHANGES IN THE MICRO AND MACRO ECONOMIC CONDITIONS AND FUTURE INVESTMENTS IN AND ACTIVITIES AND OPERATIONS BY THE COMPANY COULD RESULT IN FURTHER INCREASES IN THE FAIR MARKET VALUE OF THE COMPANY AND THE COMMON STOCK OF THE COMPANY.

2. Delivery of Stock Certificates; Transfer of GMET Shares. Upon execution of this Agreement, the Seller shall deliver by email a copy of the stock certificate(s) representing the GMET Shares, accompanied by copies of stock power(s) in the form attached hereto as Exhibit A duly executed in blank, to the Company and Purchaser. As soon as reasonably practicable after the Seller’s receipt of the Purchase Price in accordance with Section 3 hereof, the Seller agrees to deliver the original stock certificate(s) representing the GMET Shares, accompanied by original stock power(s) in the form attached hereto as Exhibit A duly executed in blank, to the Company at the address set forth on the signature page hereto.

3. Payment of Purchase Price. Upon execution of this Agreement, the Purchaser shall deliver the Purchase Price for the GMET Shares purchased by it in immediately available funds by wire transfer to the account(s) designated by the Seller in writing.

4. Purchaser Representations and Warranties. In order to induce the Seller to sell the GMET Shares, the Purchaser hereby represents, warrants and covenants to the Seller as follows:

a. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and will hold the GMET Shares for its own account for investment purposes only, and not with a view to, or for resale in connection with, any distribution that would require registration under the Securities Act or the securities laws of any state. The Purchaser will, upon request, execute any additional documents deemed reasonably necessary by the Seller or the Company to complete the sale, assignment and transfer of the GMET Shares.

b. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchase, enforceable against the Purchaser in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and the effect of rules of law governing the availability of equitable remedies.

c. The Purchaser is (a) familiar with the business and financial aspects of the Company, (b) entering into this Agreement freely and fully informed of the past performance of the Company and the potential performance of the Company in the future, (c) an experienced and knowledgeable investor in the oil and gas exploration industry, and (d) capable of evaluating the merits of purchasing the GMET Shares.

d. The Purchaser acknowledges that (i) prior to entering into this Agreement, the Purchaser accepted the duty to complete its own due diligence and has its own satisfactory independent investigation and due diligence of the Company and the Company’s business and prospects, has been furnished all information in connection therewith as the Purchaser or professionals hired by the Purchaser deemed appropriate concerning this Agreement. The Purchaser has had an opportunity to ask questions of, and receive satisfactory answers from the Company and its representatives or agents concerning the Purchaser’s decision whether to purchase the GMET Shares, and all such questions have been answered to the Purchaser’s full satisfaction. The Seller assumes no responsibility for any information furnished by or on behalf of the Company, and the Purchaser agrees to release and hold harmless the Seller and its officers, directors, partners, employees and agents from and against any liability resulting or arising from such information. The Seller does not make or has not made any representations, warranties or statements about the Company, the value of the GMET Shares or the fairness of the Purchase Price offered for the GMET Shares. The Purchaser has only relied on statements made by or on behalf of the Company in basing the decision to purchase the GMET Shares hereunder.

5. Representations and Warranties of the Seller. In order to induce the Purchaser to purchase the GMET Shares, the Seller hereby represents, warrants and covenants to the Purchaser as follows:

a. The Seller has full power and authority to sell, assign and transfer the GMET Shares. The Seller holds record and beneficial title to the GMET Shares. When the GMET Shares are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title in and to the GMET Shares, free and clear of any and all liens, restrictions, claims, charges and encumbrances. The Seller will, upon request, execute any signature guarantees or additional documents deemed reasonably necessary by the Purchaser or the Company to complete the sale, assignment and transfer of the GMET Shares.

b. The Seller is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and the Seller, or those persons retained by the Seller, have knowledge, skill and experience in financial, business and investment matters to carefully consider and appraise the decision to sell the GMET Shares to the Purchaser.

c. The Seller is (a) familiar with the business and financial aspects of the Company, (b) entering into this Agreement freely and fully informed of the past performance of the Company and the potential performance of the Company in the future, (c) an experienced and knowledgeable investor in the oil and gas exploration industry, and (d) capable of evaluating the merits of disposing of the GMET Shares.

d. The Seller acknowledges that (i) prior to entering into this Agreement, the Seller accepted the duty to complete its own due diligence and has completed its own satisfactory independent investigation and due diligence of the Company and the Company’s business and prospects, has been furnished all information in connection therewith as the Seller or professionals hired by the Seller deemed appropriate concerning this Agreement. The Seller has had an opportunity to ask questions of, and receive satisfactory answers from the Company and its representatives or agents concerning the Seller’s decision whether to sell the GMET Shares, and all such questions have been answered to the Seller’s full satisfaction. The Purchaser assumes no responsibility for any information furnished by or on behalf of the Company, and the Seller agrees to release and hold harmless the Purchaser and its officers, directors, partners, employees and agents from and against any liability resulting or arising from such information. The Purchaser does not make or has not made any representations, warranties or statements about the Company, the value of the GMET Shares or the fairness of the purchase price offered for the GMET Shares. The Seller has only relied on statements made by or on behalf of the Company in basing the decision to sell the GMET Shares hereunder.

e. This Agreement has been duly executed and delivered by the Seller and constitutes, and each other agreement, instrument, or document executed or to be executed by the Seller in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and the effect of rules of law governing the availability of equitable remedies.

f. The parties hereto understand and acknowledge that Thompson & Knight LLP represents only the Seller, and not any of the other parties, in connection with the purchase of the GMET Shares under this Agreement. Each of the parties hereto confirms that such party has been advised to consult with such party’s own legal counsel, accountants and financial advisors with respect to the terms and the legal, financial and tax implications of this Agreement.

6. Miscellaneous/General.

a. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and all prior negotiations, understandings and agreements between the parties hereto concerning the subject matter hereof are hereby superseded. No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the parties hereto.

b. This Agreement shall inure to the benefit of, and shall be binding upon, the Seller and Purchaser, and their respective successors and assigns.

c. The representations, warranties and covenants contained in this Agreement shall survive the sale of the GMET Shares to the Purchaser and their payment therefor, and shall remain effective.

d. Section headings are inserted herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

e. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

f. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 9th day of December, 2015.

SELLER:

YORKTOWN ENERGY PARTNERS IV, L.P.

By:	Yorktown IV Associates LLC,
its General Partner

By:	/s/ Peter A. Leidel
Name: Peter A. Leidel
Title: Member

Address of the Seller:

410 Park Avenue, 19th Floor
New York, New York 10022-4407
Attention: Peter A. Leidel
Facsimile No.: (212) 515-2105

PURCHASER:

NORTH SHORE ENERGY, LLC

By:	/s/ Steve Swanson
Name:	Steve Swanson
Title:	President

EXHIBIT A

Form of Stock Power

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                         ,        shares of common stock, $0.0001 par value per share (the “Common Stock”), of GeoMet, Inc. (the “Company”) represented by Certificate No(s).     , and does hereby irrevocably constitute and appoint the Company attorney to transfer the said shares of Common Stock on the books of the Company with full power of substitution in the premises.

Dated as of             , 2015

Signature of [▲]:

Title (if signing on behalf of an entity):

Printed Name of [▲]:

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